Exhibit 99.1

Sculptor Acquisition Corp I Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing January 31, 2022

NEW YORK – January 28, 2022 – Sculptor Acquisition Corp I (the “Company”) announced today that, commencing January 31, 2022, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares, $0.0001 par value (“Class A Ordinary Shares”) and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A Ordinary Shares and warrants that are separated will trade on the New York Stock Exchange under the symbols “SCUA” and “SCUA WS,” respectively. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “SCUA.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A Ordinary Shares and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About the Company

The Company is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.  While we may pursue a business in any industry, sector or geography, we intend to identify and acquire a business that could benefit from leveraging our extensive operational, capital markets and investment management experience in the broader real estate-related asset classes and that presents potential for an attractive risk-adjusted return profile for our shareholders.

Investor Relations Contact	Media Relations Contacts
Elise King	Jonathan Gasthalter
+1-212-719-7381	Gasthalter & Co. LP
investorrelations@sculptor.com	+1-212-257-4170
jg@gasthalter.com